Exhibit 99.1

4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

For immediate release at 8:00 a.m. on Wednesday, September 20, 2017

NW BIO Announces Registered Direct Offering Of $1.75 Million

BETHESDA, Md., September 20, 2017 - Northwest Biotherapeutics (OTCQB: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, today announced that it has entered into definitive agreements with institutional investors for a registered direct offering with gross proceeds of $1.75 million.

In the transaction, the Company will sell approximately 8.75 million shares of common stock at a purchase price of $0.20 per share. Additionally, the investors will receive five year warrants to purchase up to approximately 4.375 million shares of common stock with an exercise price of $0.22 per share.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., acted as the exclusive placement agent for the transaction. The placement is expected to close on or about September 22, 2017, subject to satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-213777), which was declared effective by the United States Securities and Exchange Commission ("SEC") on October 18, 2016.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or by request at H.C. Wainwright & Co. at placements@hcwco.com.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing personalized immunotherapy products designed to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the North America and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company’s lead program is a 331-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM), which has completed its enrollment. GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is also pursuing a Phase I/II trial with DCVax-Direct for diverse inoperable solid tumor cancers.  It has completed the 40-patient Phase I portion of the trial, and is preparing for the Phase II portion.  The Company previously conducted a Phase I trial with DCVax-L for ovarian cancer.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ongoing ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACT

Les Goldman

202-841-7909          lgoldman@nwbio.com